Atlassian Enters Into Definitive Agreement to Acquire The Browser Company of New York
Atlassian and The Browser Company to join forces to build the AI browser for knowledge workers
TEAM Anywhere/San Francisco and New York – September 4, 2025 – Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announced it has entered into a definitive agreement to acquire The Browser Company, the company behind the Dia and Arc browsers. Together, the companies intend to deliver the browser for knowledge work in the AI era.
Today’s browsers were built before the explosion of SaaS apps, and well before the current AI revolution. Optimized to appeal to the consumer masses, browsers were not designed for the knowledge workers who rely on them to get things done. For these workers, each tab contains a different workflow to move forward – a meeting to schedule, a design to review, a memo to write. Current browsers are passive bystanders, unaware of that context and unable to connect business processes, holding up work.
Atlassian and The Browser Company intend to change this by making Dia the AI browser for work, that is:
•Optimized for the SaaS apps where knowledge workers spend their day. Whether work is happening in email, a project management tool, or a design app, tabs will be enriched with context that helps move work forward.
•Packed with AI skills and personal work memory to connect the dots between apps, tabs, and tasks.
•Built with trust and security in mind, so company data is protected.
“Today's browsers weren't built for work, they were built for browsing. This deal is a bold step forward in reimagining the browser for knowledge work in the AI era,” said Mike Cannon-Brookes, Atlassian’s CEO and co-Founder. “By combining The Browser Company’s passion for building beloved browsers with our two decades of understanding how knowledge workers operate, we see a huge opportunity to transform the way work gets done. Together, we'll create an AI-powered browser optimized for the many SaaS applications living in tabs - one that knowledge workers will love to use every day."
With more than 300,000 customers - including over 80% of the Fortune 500 - relying on Atlassian apps to drive work forward, Atlassian has the opportunity to bring Dia to millions of new users. Complementing this reach is Atlassian’s expertise in operationalizing AI at scale, with over 2.3 million monthly active users of AI capabilities across its platform - growing more than 50 percent quarter-over-quarter. Together, these strengths will accelerate the companies’ shared vision for the future of work.
“For laptop workers, your browser is where your job actually happens – where you spend hours working within tabs every day,” said Josh Miller, The Browser Company’s CEO and co-founder. “That context, plus access to your tools, is incredibly valuable for AI. Atlassian gets that. Teaming up means we can move faster, dream bigger, and focus on building an AI browser for work that people genuinely love to use - one that is trusted by companies but feels personal to every individual.”
Details of the Transaction
Under the terms of the definitive agreement, Atlassian will acquire The Browser Company for approximately $610 million in cash, inclusive of The Browser Company’s cash balance, subject to customary adjustments.
The transaction will be funded through cash from Atlassian’s balance sheet and is expected to close in the second quarter of its fiscal year 2026, subject to customary closing conditions and required regulatory approvals.
The acquisition is not expected to have a material impact on the company’s financials in fiscal years 2026 and 2027.

For additional details on the announcement from Mike Cannon-Brookes, Atlassian’s CEO and co-Founder, head to Atlassian’s Work Life blog.
About Atlassian
Atlassian unleashes the potential of every team. A recognized leader in software development, work management, and enterprise service management software, Atlassian enables enterprises to connect their business and technology teams with an AI-powered system of work that unlocks productivity at scale. Atlassian’s collaboration software powers over 80% of the Fortune 500 and 300,000+ customers worldwide - including NASA, Rivian, Deutsche Bank, United Airlines, and Bosch - who rely on our solutions to drive work forward.
About The Browser Company of New York
The Browser Company of New York (BCNY) is the team behind Dia and Arc — both bold new takes on the web browser – that have amassed millions of users. The Verge called Arc "a new way of using the internet" and the Chrome replacement they had been waiting for, while The New York Times described Dia as a new type of AI browser that "makes generative A.I. more accessible to the mainstream." Since 2020, BCNY has been striving to make our days online more human, more powerful, and more futuristic.
Forward-Looking Statements
This press release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward-looking, which are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: Atlassian’s ability to successfully integrate the business, technology, product, personnel and operations of The Browser Company, and to achieve the expected benefits of the acquisition; the ability of Atlassian to extend its leadership in the team collaboration and productivity software space, or to develop and commercialize browser software; the potential benefits of the transaction to Atlassian and The Browser Company customers; anticipated new features and solutions that will become available; the ability of Atlassian and The Browser Company to close the announced transaction and the expected timing of the closing of the transaction; the ability to integrate Atlassian’s and The Browser Company’s technology, including in AI and security investments; the financial statement impact of the transaction on Atlassian, including any impact on its share repurchase strategy; risks related to any statements of expectation or belief; and risks related to any statements of assumptions underlying any of the foregoing.
Atlassian undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties associated with Atlassian’s and The Browser Company’s business materialize or if any of the assumptions prove incorrect, actual results could differ materially from the results expressed or implied by the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent Atlassian’s management’s beliefs and assumptions only as of the date such statements are made.
Further information on factors that could affect the expected results of the transaction is included in filings Atlassian makes with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in its most recently filed Forms 10-K and 10-Q, as well as those that may be updated in its future filings with the SEC. These documents are available on the SEC Filings section of the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.

Atlassian Investor Relations Contact
Martin Lam
IR@atlassian.com
Atlassian Media Contact
Angela Leaf
press@atlassian.com

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